UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 13, 2013

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Prins Bernhardplein 200

1097 JB Amsterdam, The Netherlands

(Address of principal executive offices)

+31 (0)20 52 14 777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tax Receivable Agreement

On August 14, 2013, in connection with the closing of its initial public offering (the “Offering”) of 34,500,000 shares of common stock, par value €0.01 per share (the “Common Stock”), Frank’s International N.V., a limited liability company organized under the laws of The Netherlands (the “Company”), entered into a tax receivable agreement (the “TRA”) with Frank’s International C.V., a limited partnership organized under the laws of The Netherlands (“FICV”), and Mosing Holdings Inc., a Delaware corporation (“Mosing Holdings”). Pursuant to the TRA, Mosing Holdings and its permitted transferees may exchange their FICV Portions (as defined below) for cash accompanied by the conversion of such shares into shares of the Company’s Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications and other similar transactions (the “Exchange”).

The TRA generally provides for the payment by the Company of 85% of actual reductions, if any, in payments of U.S. federal, state and local income tax or franchise tax in periods after the Offering as a result of (i) the basis increases resulting from the Exchanges and (ii) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments under the TRA. In addition, the TRA provides for payment by the Company of interest earned from the due date (without extensions) of the corresponding tax return to the date of payment specified in the TRA. The payment obligations under the TRA are the Company’s obligations and are not obligations of FICV. The term of the TRA commences on August 14, 2013 and continues until all such tax benefits have been utilized or expired, unless the Company exercises its right to terminate the TRA. The payments under the TRA will not be conditioned upon a holder of rights under the TRA having a continued ownership interest in either FICV or the Company.

If the Company elects to terminate the TRA early, it would be required to make an immediate payment equal to the present value of the anticipated future tax benefits subject to the TRA (based upon certain assumptions and deemed events set forth in the TRA, including the assumption that it has sufficient taxable income to fully utilize such benefits and that any FICV interests that Mosing Holdings or its transferees own on the termination date are deemed to be exchanged on the termination date). In addition, payments due under the TRA will be similarly accelerated following certain mergers or other changes of control.

Payments under the TRA are based on the tax reporting positions that the Company will determine. The holders of rights under the TRA are not required to reimburse the Company for any payments previously made under the TRA if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after the Company’s determination of such excess. Payments under the TRA, if any, will be made pro rata among all parties to the TRA entitled to payments on an annual basis to the extent the Company has sufficient taxable income to utilize the increased tax benefits. The availability of sufficient taxable income to utilize the increased tax benefits will not be determined until such time as the financial results for the year in question are known and tax estimates prepared.

Payments are generally due under the TRA within five days following the determination of the applicable tax benefit, which generally is required to occur within 60 days of the filing of the Company’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of interest equal to LIBOR plus 5% from the due date. Except in cases where the Company elects to terminate the TRA early, the TRA is terminated early due to certain mergers or other changes of control or the Company has available cash but fails to make payments when due, generally the Company may elect to defer payments under the TRA if it does not have available cash to satisfy its payment obligations under the TRA or if the Company’s contractual obligations limit its ability to make these payments. Any such deferred payments would accrue interest at a rate of interest equal to LIBOR plus 5%. To the extent that the Company is unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, and the Company will be prohibited from paying dividends on its common stock.

The foregoing description of the TRA is qualified in its entirety by reference to the full text of the TRA, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

On August 14, 2013, in connection with the closing of the Offering, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Mosing Holdings and FWW B.V., a private limited liability company organized under the laws of The Netherlands (“FWW”) covering 52,976,000 shares of Series A preferred stock, par value €0.01 per share (the “Series A preferred stock”) owned by Mosing Holdings and 119,024,000 shares of common stock owned by FWW. Pursuant to this agreement, Mosing Holdings and FWW may cause the Company to register an underwritten offering of their shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) and to maintain an effective shelf registration statement with respect to such shares. The Registration Rights Agreement also includes customary provisions dealing with indemnification and allocation of expenses.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

FICV Management Agreement

On August 14, 2013 in connection with the closing of the Offering, the Company entered into the FICV management agreement (the “FICV Management Agreement”) with Frank’s International LP B.V., a private limited partnership organized under the laws of the Netherlands (“FILP”), Frank’s International Management B.V., a private limited liability company organized under the laws of The Netherlands (“FIBV”) and Mosing Holdings, which constitute the partners in FICV, with respect to the operation and management of FICV in order to facilitate the activities of the Company as a publicly traded company. The FICV Management Agreement provides for the consent of the FICV partners to facilitate (i) the Company’s percentage interest in FICV remaining equal to the percentage of the total number of outstanding shares of the Company’s common stock and Series A preferred stock (the “FINV Stock”) represented by the Company’s outstanding Common Stock and (ii) Mosing Holding’s (together with any permitted transferee’s) percentage interest in FICV remaining equal to the percentage of the total number of outstanding shares of FINV Stock represented by the Company’s outstanding Series A preferred stock.

The foregoing description of the FICV Management Agreement is qualified in its entirety by reference to the full text of the FICV Management Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

FICV Limited Partnership Agreement

On August 14, 2013, in connection with the closing of the Offering, FIBV, and FILP, each wholly owned subsidiaries of the Company, entered into amendment number 4 to the limited partnership agreement (the “FICV Partnership Agreement”) of FICV with Mosing Holdings.

Pursuant to the FICV Partnership Agreement, the Company, as the indirect sole shareholder of FIBV, the general partner of FICV, is responsible for all operational, management and administrative decisions relating to FICV’s business and will consolidate the financial results of FICV and its subsidiaries. In accordance with the FICV Partnership Agreement, net profits and net losses of FICV will be allocated to its members on a pro rata basis in accordance with their respective percentage of interest in FICV.

The FICV Partnership Agreement provides for distributions to be made at the discretion of the general partner on a pro rata basis to the holders of FICV interests for purposes of funding the holders’ tax obligations with respect to the income of FICV allocated to them. Generally, these tax distributions will be computed based on the Company’s estimate of the taxable income of FICV allocable to a holder of FICV interests multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual resident in Louisiana.

The FICV Partnership Agreement provides for customary mechanisms to ensure that (i) the Company’s indirect percentage interest in FICV will always equal the percentage of the total number of outstanding shares of FINV Stock represented by the Company’s outstanding common stock and (ii) Mosing Holding’s (together with any permitted transferee’s) percentage interest in FICV will always equal the percentage of the total number of outstanding shares of the Company’s Common Stock represented by the Company’s outstanding Series A preferred stock. In this regard, the FICV Partnership Agreement provides that at any time the Company issues a share of its Common Stock, the net proceeds received by the Company with respect to such share, if any, shall be concurrently transferred to FICV and FICV will issue to the Company an additional percentage interest in FICV such that the Company’s total interest in FICV will be equal to (i) the total number of shares of the Company’s Common Stock issued and outstanding divided by (ii) the total number of issued and outstanding shares of FINV Stock, in each case taking into account the newly issued shares of Common Stock. Conversely, if at any time, any shares of the Company’s Common Stock are redeemed, FICV shall, immediately prior to such redemption, redeem a proportionate percentage of interest in FICV held indirectly by the Company, upon the same terms and for the same price, as the shares of the Company’s Common Stock are redeemed.

For purposes of any transfer or exchange of Series A preferred stock and limited partnership interest in FICV, the FICV Partnership Agreement contains provisions linking each share of Series A preferred stock to a proportionate portion of the limited partnership interest in FICV held by Mosing Holdings or its permitted transferee, which portion at any time will equal the total limited partnership interest in FICV held by Mosing Holdings or its permitted transferee divided by the total number of issued and outstanding shares of Series A preferred stock of the Company (each such portion being referred to as an “FICV Portion”). Mosing Holdings (or any of its permitted transferees) has the right to convert all or a portion of its Series A preferred stock into the Company’s Common Stock by delivery to the Company of an equivalent number of FICV Portions. In connection with such conversion, Mosing Holdings or its permitted transferees are entitled to receive an amount of cash equal to the par value of each share of Series A preferred stock so converted plus any accrued but unpaid dividends thereon. The above mechanism is subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

The foregoing description of the FICV Partnership Agreement is qualified in its entirety by reference to the full text of the FICV Partnership Agreement, which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Agreements

On August 14, 2013, in connection with the closing of the Offering, FICV (as borrower) entered into two revolving credit facilities with Amegy Bank National Association (as administrative agent), Capital One, National Association (as syndication agent) and certain other financial institutions named therein. The credit agreements provide for (i) a $100 million revolving credit facility, including up to $20 million for letters of credit and up to $10 million in swingline loans, which will mature in July 2018 (the “Five Year Facility”) and (ii) a $100 million revolving credit facility that will mature in July 2014 (the “One Year Facility” and, together with the Five Year Facility, the “Credit Facilities”). Subject to the terms of the credit agreements, the Company has the ability to increase the commitments under the Credit Facilities by $150 million.

Borrowings under the Credit Facilities bear interest, at the Company’s option, at either a base rate or an Adjusted Eurodollar rate. Base rate loans under the Credit Facilities bear interest at a rate based off of the higher of (a) the Prime Rate as published from time to time in the Bonds, Rates & Yields section of The Wall Street Journal, (b) the Federal Funds Effective Rate plus 0.5% or (c) the Adjusted Eurodollar Rate plus 1.00%, plus an applicable margin ranging from 0.50% to 1.50% (determined with reference to the Company’s leverage ratio). Interest is payable quarterly for base-rate loans. Eurodollar loans under the Credit Facilities bear interest at an Adjusted Eurodollar Rate equal to the Eurodollar Rate for such interest period multiplied by the Statutory Reserves, plus an applicable margin ranging from 1.50% to 2.50% (determined with reference to the Company’s leverage ratio). Interest is payable at the end of applicable interest periods for Eurodollar loans, except that if the interest period for a Eurodollar loan is longer than three months, interest is paid at the end of each three-month period. The timing of the required interest payments does not affect the calculation of the interest on the Eurodollar loans. The unused portion of the Five Year Facility is subject to a commitment fee of up to 0.375%.

The credit agreements contain various covenants that, among other things, limit the Company’s ability to grant certain liens, make certain loans and investments, enter into mergers or acquisition, enter into hedging transactions, change its lines of business, prepay certain indebtedness, enter into certain affiliate transactions, incur additional indebtedness or engage in certain asset dispositions. Additionally, the credit agreements limit our ability to incur additional indebtedness subject to certain exceptions. The credit agreements also contain financial covenants, which, among other things, require the Company, on a consolidated basis, to maintain (i) a total consolidated funded debt to adjusted EBITDA (as defined in the Credit Facilities) ratio of not more than 2.50 to 1.0; and (ii) an EBITDA to interest expense ratio of not less than 3.0 to 1.0. In addition, the Credit Facilities contains customary events of default, including, among others (a) representations and warranties in the credit agreements or other loan documents being incorrect or misleading in any material respect; (b) failure to pay any principal when due or any interest, fees or other amount within certain grace periods; (c) failure to perform or otherwise comply with the covenants in the credit agreements or other loan documents, subject, in certain instances, to grace periods; (d) the actual or asserted invalidity of any material provisions of the guarantees of the indebtedness under the credit agreements; (e) default by the Company or its restricted subsidiaries on the payment of any other indebtedness with a principal amount in excess of $10 million, any default in the performance of any obligation or condition with respect to such indebtedness beyond the applicable grace period if the effect of the default is to permit or cause the acceleration of the indebtedness, or such indebtedness will be declared due and payable prior to its scheduled maturity; (f) bankruptcy or insolvency events involving the Company or its restricted subsidiaries; (g) the entry, and failure to pay, of one or more adverse judgments in excess of $10 million, upon which enforcement proceedings are commenced or that are not stayed pending appeal; and (h) the occurrence of a change in control (as defined in the Credit Facilities).

The foregoing description of the Credit Facilities is qualified in its entirety by reference to the full text of the Credit Facilities, which are attached as Exhibit 10.5 and Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Employee Stock Purchase Plan

Prior to the closing of the Offering, the Company’s board of directors approved the adoption of the Frank’s International N.V. Employee Stock Purchase Plan (the “ESPP), which will become effective January 1, 2014 and which will enable eligible employees to purchase shares of the Company’s Common Stock at a discount. Purchases will be accomplished through participation in discrete offering periods. This ESPP is intended to qualify as an employee stock purchase under section 423 of the Internal Revenue Code of 1986, as amended. Subject to adjustment, the ESPP limits the number of shares that may be purchased to 3,000,000 shares of the Company’s Common Stock. The number of shares of Common Stock that may be granted to any single participant in any single option period will be subject to certain limitations set forth in the plan.

The foregoing description of the ESPP is qualified in its entirety by reference to the full text of the ESPP, which is incorporated by reference as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

As more fully described in the sections entitled “Organizational Structure” and “Certain Relationships and Related Party Transactions” in the prospectus, dated August 8, 2013 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 9, 2013, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Company has 153,524,000 shares of Common Stock and 52,976,000 shares of Series A preferred stock outstanding. FWW, which is controlled by two managing directors including Donald Keith Mosing, owns 119,024,000 shares of the Company’s Common Stock. The remaining 34,500,000 shares are owned by the public. All 52,976,000 shares of the Company’s Series A preferred stock are owned by Mosing Holdings. Additionally, the Company, indirectly through its ownership of FIBV and FILP, owns 74.2% of the limited partnership interest and a 0.1% general partnership interest in FICV. The remaining 25.7% limited partnership interest in FICV is held by Mosing Holdings.

As a result of the relationships disclosed above, certain individuals, including officers and directors of the Company, serve as officers and/or directors of more than one of such other entities.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 14, 2013, immediately prior to the closing of the Offering and pursuant to that certain Global Transaction Agreement, dated July 22, 2013, by and among the Company and Mosing Holdings (the “Global Transaction Agreement”), Mosing Holdings contributed all of the outstanding membership interests in each of its wholly owned subsidiaries, which consist of Frank’s International, LLC, Frank’s Casing Crew & Rental Tools, LLC and Frank’s Tong Service, LLC, to FICV in exchange for 52,976,000 shares of Series A preferred stock.

The foregoing description is qualified in its entirety by reference to the full text of the Global Transaction Agreement, which is incorporated by reference as Exhibit 10.8 to this Current Report on Form 8-K and incorporated in this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Credit Facilities provided above under Item 1.01 are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description in Item 2.01 above regarding the issuance by the Company of 52,976,000 shares of Series A preferred stock to FICV in connection with the consummation of the transactions contemplated by the Global Transaction Agreement is incorporated herein by reference. The foregoing transaction was undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On August 14, 2013, the supervisory board of directors of the Company (the “Board”) elected Kirkland D. Mosing and Steven B. Mosing to serve as members of the Board, effective August 14, 2013. There are no arrangements or understandings between Kirkland D. Mosing and Steven B. Mosing and any other persons pursuant to which Kirkland D. Mosing and Steven B. Mosing were selected as supervisory directors.

There are no relationships between Kirkland D. Mosing and Steven B. Mosing and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K. As described below, in connection with their election to the Board, the Company entered into indemnification agreements with each of Kirkland D. Mosing and Steven B. Mosing. The indemnification agreements are attached hereto as Exhibits 10.12 and 10.15 and are incorporated by reference herein in their entirety.

Indemnification Agreements

In connection with the closing of the Offering, the Company entered into indemnification agreements with each of its executive officers and Supervisory Directors.

The agreements provide, to the fullest extent permitted by the Company’s Articles of Association (as defined below) and the law of The Netherlands, that the Company will indemnify the directors and executive officers against any and all liabilities, claims, judgments, fines, penalties, interest and expenses, including attorney’s fees, incurred in connection with any expected, threatened, pending or completed action, investigation or other proceeding, whether civil, criminal or administrative, involving a director or an executive officer by reason of his position as director or officer.

The foregoing description is qualified in its entirety by reference to the full text of the indemnification agreements, which are attached as Exhibits 10.9 through 10.16 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

The Company’s board of directors previously adopted and established the Frank’s International N.V. 2013 Long-Term Incentive Plan (the “LTIP”), to be effective as of immediately prior to the closing of the Offering, and to provide for the grant of certain incentive awards for the employees, directors, and consultants of the Company and its affiliates who perform services for the Company. The LTIP allows for the provision of grants of (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) bonus stock and awards in lieu of obligations, (6) dividend equivalents, (7) performance and annual incentive awards, and (8) other stock-based awards. The LTIP will initially be administered by the Company’s supervisory board or a designated committee thereof. Subject to adjustment, the LTIP will limit the number of shares that may be delivered pursuant to awards to 20,000,000 shares of the Company’s Common Stock.

The foregoing description of the LTIP is qualified in its entirety by reference to the full text of the LTIP, which is incorporated by reference as Exhibit 10.17 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Employee Stock Purchase Plan

The description of the ESPP provided above under Item 1.01 is incorporated in this Item 5.02 by reference. A copy of the ESPP is incorporated by reference as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Executive Deferred Compensation Plan

The Company adopted the Frank’s Executive Deferred Compensation Plan (the “EDC Plan”) effective as of December 24, 2004. This plan was amended and restated by the Company effective January 1, 2009. The purpose of the EDC Plan is to provide participants with an opportunity to defer receipt of a portion of their salary, bonus, commission, and any other cash or equity-based compensation approved by the plan’s administrative committee as eligible compensation (“Participant Contributions”). In addition, the Company or any designated participating employer affiliate (the “Employer”) may make an employer contribution for the benefit of any participant in any amount and at any time, in the Employer’s discretion (“Company Contributions”). Participant Contributions are immediately vested, while Company Contributions vest after five years of service. Distributions from the EDC Plan will be made upon the participant’s retirement, death, disability, or separation from service or upon a specified date or an unforeseeable emergency, pursuant to a participant’s elections and the terms of the EDC Plan. Distributions can be paid in a lump sum, equal annual installments over a period of years, or a combination of each, depending on the reason for the distribution and any participant elections that apply thereto. Participants in the EDC Plan will be entitled to select from a wide variety of deemed investment options available under the EDC Plan and will be allocated gains or losses based upon the performance of the deemed investments selected by the participant.

The foregoing description of the EDC Plan is qualified in its entirety by reference to the full text of the EDC Plan, which is attached as Exhibit 10.18 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Association

On August 13, 2013, the Company amended and restated its Articles of Association (as amended, the “Articles of Association”), effective as of August 14, 2013 immediately prior to the closing of the Offering. A description of the Articles of Association is contained in the Prospectus in the section entitled “Description of Capital Stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Articles of Association, which is filed as Exhibit 3.1 to this Current Report on 8-K and incorporated in this Item 5.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

3.1	Deed of Amendment to the Articles of Association of Frank’s International N.V., dated August 13, 2013

10.1	Tax Receivable Agreement, dated August 14, 2013, by and among Frank’s International N.V., Frank’s International C.V. and Mosing Holdings, Inc.

10.2	Registration Rights Agreement, dated August 14, 2013, by and among Frank’s International N.V., Mosing Holdings, Inc. and FWW B.V.

10.3	Frank’s International C.V. Management Agreement, dated August 14, 2013, by and among Frank’s International N.V., Frank’s International LP B.V., Frank’s International Management B.V. and Mosing Holdings, Inc.

10.4	Amendment No. 4 to the Limited Partnership Agreement of Frank’s International C.V., dated August 14, 2013

Exhibit Number	Description of the Exhibit

10.5	Revolving Credit Agreement, dated August 14, 2013, by and among Frank’s International C.V. (as borrower), Amegy Bank National Association (as administrative Agent), Capital One, National Association (as syndication Agent) and the other lenders party thereto.

10.6	364-Day Revolving Credit Agreement, dated August 14, 2013, by and among Frank’s International C.V. (as borrower); Amegy Bank National Association (as administrative Agent); Capital One, National Association (as syndication Agent) and the other lenders party thereto.

10.7	Frank’s International N.V. Employee Stock Purchase Plan (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 on August 13, 2013 (File No. 333-190607), and incorporated herein by reference)

10.8	Global Transaction Agreement, dated July 22, 2013, by and between Frank’s International N.V. and Mosing Holdings, Inc. (filed as Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 on July 24, 2013 (File No. 333-188536), and incorporated herein by reference)

10.9	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Donald Keith Mosing

10.10	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Brian D. Baird

10.11	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and C. Michael Webre

10.12	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Kirkland D. Mosing

10.13	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Mark G. Margavio

10.14	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Sheldon Erikson

10.15	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Steven B. Mosing

10.16	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and W. John Walker

10.17	Frank’s International N.V. 2013 Long-Term Incentive Plan (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 on August 13, 2013 (File No. 333-190607), and incorporated herein by reference)

10.18	Frank’s Executive Deferred Compensation Plan, as amended and restated effective January 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: August 19, 2013	By:	/s/ Mark G. Margavio
Name: Mark G. Margavio
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

3.1	Deed of Amendment to the Articles of Association of Frank’s International N.V., dated August 13, 2013

10.1	Tax Receivable Agreement, dated August 14, 2013, by and among Frank’s International N.V., Frank’s International C.V. and Mosing Holdings, Inc.

10.2	Registration Rights Agreement, dated August 14, 2013, by and among Frank’s International N.V., Mosing Holdings, Inc. and FWW B.V.

10.3	Frank’s International C.V. Management Agreement, dated August 14, 2013, by and among Frank’s International N.V., Frank’s International LP B.V., Frank’s International Management B.V. and Mosing Holdings, Inc.

10.4	Amendment No. 4 to the Limited Partnership Agreement of Frank’s International C.V., dated August 14, 2013

10.5	Revolving Credit Agreement, dated August 14, 2013, by and among Frank’s International C.V. (as borrower), Amegy Bank National Association (as administrative Agent), Capital One, National Association (as syndication Agent) and the other lenders party thereto.

10.6	364-Day Revolving Credit Agreement, dated August 14, 2013, by and among Frank’s International C.V. (as borrower); Amegy Bank National Association (as administrative Agent); Capital One, National Association (as syndication Agent) and the other lenders party thereto.

10.7	Frank’s International N.V. Employee Stock Purchase Plan (filed as Exhibit 4.6 to the Company’s Registration Statement on Form S-8 on August 13, 2013 (File No. 333-190607), and incorporated herein by reference)

10.8	Global Transaction Agreement, dated July 22, 2013, by and between Frank’s International N.V. and Mosing Holdings, Inc. (filed as Exhibit 10.11 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 on July 24, 2013 (File No. 333-188536), and incorporated herein by reference)

10.9	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Donald Keith Mosing

10.10	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Brian D. Baird

10.11	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and C. Michael Webre

10.12	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Kirkland D. Mosing

10.13	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Mark G. Margavio

10.14	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Sheldon Erikson

10.15	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and Steven B. Mosing

10.16	Indemnification Agreement, dated August 14, 2013, by and between Frank’s International N.V. and W. John Walker

10.17	Frank’s International N.V. 2013 Long-Term Incentive Plan (filed as Exhibit 4.3 to the Company’s Registration Statement on Form S-8 on August 13, 2013 (File No. 333-190607), and incorporated herein by reference)

10.18	Frank’s Executive Deferred Compensation Plan, as amended and restated effective January 1, 2009.